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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Displaytech, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State of Incorporation or Organization)	84-0986353 (I.R.S. Employer Identification no.)

2602 Clover Basin Drive, Longmont, Colorado (Address of Principal Executive Offices)	80503 (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates:	333-115914 (If Applicable)

        Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Resistered	Names of Each Exchange on Which Each Class is to be Registered
Not Applicable	Not Applicable

        Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $.001 par value
(Title of Class)

Item 1. Description of Registrant's Securities to be Registered.

        A description of the Common Stock to be registered hereunder is contained in the section entitled "Description of Capital Stock" in the Prospectus included in the Registrant's Form S-1 Registration Statement, No. 333-115914, as amended from time to time (the "1933 Registration Statement"), initially filed with the Securities and Exchange Commission (the "Commission") on May 27, 2004 and is incorporated herein by reference.

Item 2. Exhibits.

        Each of the following exhibits to this registration statement has been filed as an exhibit to the 1933 Registration Statement (as defined above) and is incorporated herein by reference.

Exhibit Number	Description
3.1*	Certificate of Incorporation of the Registrant, as amended to date and as currently in effect.
3.2*	Form of Restated Certificate of Incorporation of the Registrant to be effective upon completion of the offering contemplated by the 1933 Registration Statement.
3.3*	Bylaws of the Registrant, as amended to date and as currently in effect.
3.4*	Form of Amended and Restated Bylaws of the Registrant to be effective upon completion of the offering contemplated by the 1933 Registration Statement.
4.2*	Specimen common stock certificate.
10.8*	Amended and Restated Shareholders' Rights Agreement between the Registrant and the stockholders named therein, dated July 30, 2001, as amended.

*
Filed as an exhibit to the 1933 Registration Statement and incorporated herein by reference.

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SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Displaytech, Inc.
Date: July 28, 2004	By:	/s/ RICHARD D. BARTON Richard D. Barton President and Chief Executive Officer

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  Item 1. Description of Registrant's Securities to be Registered.
  Item 2. Exhibits.
SIGNATURE